Exhibit 5.1

November 12, 2024

Community Trust Bancorp, Inc.
346 North Mayo Trail
P.O. Box 2947
Pikeville, Kentucky 41502

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Community Trust Bancorp, Inc., a Kentucky corporation (“CTBI”), in connection with the Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 550,000 shares (the “Shares”) of common stock, $5.00 par value per share, of CTBI issuable under the Community Trust Bancorp, Inc. 2025 Stock Ownership Incentive Plan (the “2025 Plan”).
For purposes of the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary. As various factual matters material to this opinion, we have relied upon oral and written representations of officers and representatives of CTBI and certificates of public officials and officers and representatives of CTBI. We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the officers and representatives of CTBI or otherwise, and we assume, in giving this opinion, that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading. In our examination, we have assumed with respect to all documents examined by us: (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic, or telefacsimile copies; (b) all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature; (c) that there have been no undisclosed modifications of any document; and (d) that each natural person executing any of the documents had sufficient legal capacity to execute such documents and perform his or her obligations thereunder.
Based on and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1. The Shares have been duly authorized and, when issued by CTBI in accordance with the 2025 Plan, will be validly issued, fully paid, and nonassessable.
We have made such examination of law as in our judgment is necessary or appropriate to enable us to render the opinion expressed above. The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Kentucky as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or that become effective after the date hereof.
This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Dentons Bingham Greenebaum LLP
Dentons Bingham Greenebaum LLP